Exhibit 99.3


                      ACCESS INTEGRATED TECHNOLOGIES, INC.
               PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2004
                      (in thousands, except per share data)

The following pro forma unaudited condensed combined statement of operations reflects the acquisition of Hollywood SW as if such transaction had occurred on April 1, 2003. The acquisition has been accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141. In the opinion of management of the Company, all adjustments necessary to present fairly such pro forma statements of operations have been made.

This pro forma condensed statement of operations should be read in conjunction with the notes thereto, the financial statements of the Company and Hollywood SW and the related notes thereto. The pro forma condensed statement of operations is presented for informational purposes only and is not necessarily indicative of what the actual results of operations would have been had the transaction occurred at April 1, 2003, nor do they purport to indicate the results of future operations.

The AccessIT column presents results of operations of the Company for the full year ended March 31, 2004, which includes the operations of Hollywood SW from its date of acquisition on November 3, 2003. The Hollywood SW column presents unaudited results of operations for the portion of the year ended March 31, 2004 prior to its date of acquisition.

                                                                                  Hollywood sw                       Pro Forma
                                                                  Accessit           Seven                            Results
                                                                 Year ended        Months ended      Pro Forma       Year ended
                                                               March 31, 2004     November 3, 2003  Adjustments      March 31,
                                                              ---------------     ----------------  ------------    -----------
Revenues..................................                       $7,201               $972                   --     $    8,173
Cost of revenues (exclusive of
depreciation shown below)                                         3,667                157                  161(1)       3,985
                                                              ---------------     ----------------  ------------    -----------

Gross profit..............................                        3,534                815                 (161)         4,188

Operating expenses
Selling, general and administrative.......                        3,277                683                   --          3,960
Research and development..................                           55                218                   --            273
Non-cash stock-based compensation.........                           15                455                   --            470
Depreciation and amortization.............                        2,692                 15                  234(2)       2,941
                                                              ---------------     ----------------  ------------    -----------

Total operating expenses..................                        6,039              1,371                  234          7,644
                                                              ---------------     ----------------  ------------    -----------

Loss from  operations.....................                       (2,505)              (556)                (395)        (3,456)

Interest income...........................                            6                 --                   --              6
Interest expense..........................                         (542)                --                 (139)(3)       (681)
Loss on early extinguishment of debt......                         (126)                --                   --           (126)
Non-cash interest expense.................                       (1,823)                --                   --         (1,823)
Minority Interest in Subsidiary...........                           25                 --                   --             25
Other expense, net........................                          (52)                --                   --            (52)
                                                              ---------------     ----------------  ------------    -----------
Net loss before income taxes..............                       (5,017)              (556)                (534)        (6,107)

Income tax benefit (expense)..............                          212                (48)                  --            164
                                                              ---------------     ----------------           ---    -----------
                                       P-1

Net loss..................................                       (4,805)              (604)                (534)        (5,943)

Accretion related to redeemable convertible
Preferred stock...........................                       (1,588)                --                    --        (1,588)
Accretion of preferred dividends..........                         (220)                --                    --          (220)
                                                              ---------------     ----------------           ---    -----------

Net loss available to common stockholders.                     $ (6,613)            $ (604)                (534)    $   (7,751)
                                                              ===============     ================  ============    ===========

Net loss available to common stockholders per common share:
Basic and diluted.........................                     $ (1.37)                                                 $(1.53)
                                                              ===============                                       ===========

Weighted average number of common shares outstanding:
Basic and diluted.........................                    4,826,776                                              5,070,492
                                                              ===============                                       ===========

(1) Represents amortization of $161 related to the appraised value of Hollywood SW capitalized software costs of $1,350, amortized over an estimated useful life of 5 years.

(2) Represents amortization of $234 related to the appraised value of Hollywood SW intangible assets of $1,550, $500 and $120, including non-competition agreements, customer contracts and corporate trade name, respectively, amortized over estimated useful lives of 5, 5 and 10 years, respectively.

(3) Represents adjustment for additional interest expense from the issuance of $3,000 in 8% notes related to the Hollywood SW acquisition.

                                       P-2